Exhibit 99.1

ACTIVE POWER, INC.

Amendment of Stock Options

By electing to amend your discount options, the outstanding Stock Option Agreements (the “Agreements”) related to grants number              and              under the Active Power, Inc. (the “Company”) 2000 Stock Incentive Plan (the “Plan”) by and between the Company and                                          (“Optionee”) are hereby amended as follows:

Unless otherwise defined herein, initially capitalized terms shall have the same meanings as defined in the Plan.

1. Effective Date. This Amendment of Stock Options and Election to Amend Stock Options (“Amendment”) is effective as of December 28, 2007 (the “Effective Date”).

2. Amendments to Exercise Price Per Share.

(a)	The exercise price of the options which vest January 1, 2005 or later, to purchase shares of Company common stock under grant number are hereby increased to $ per share; and

(b)	The exercise price of the options which vest January 1, 2005 or later, to purchase shares of Company common stock under grant number are hereby increased to $ per share.

3. Option Agreements. To the extent not expressly amended hereby, the Agreements remain in full force and effect.

4. Entire Agreement. This Amendment, taken together with the Agreements (to the extent not expressly amended hereby), and any duly authorized written or electronic agreement entered into by and between the Company and Optionee relating to the stock option grants evidenced by the Agreements, represent the entire agreement of the parties, supersede any and all previous contracts, arrangements or understandings between the parties with respect to the stock option grants evidenced by the Agreements, and may be amended at any time only by mutual written agreement of the parties hereto.

This Amendment must be properly completed and signed by you and delivered to John Penver at Active Power, Inc. 2128 W. Braker Lane, BK 12, Austin, Texas, U.S.A.

[Signature page to follow.]

IN WITNESS WHEREOF, this instrument is effective as of the Effective Date.

ACTIVE POWER, INC.	OPTIONEE

Signature	Signature

Print Name	[NAME]

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